Exhibit 10.2
GUARANTY
     THIS GUARANTY is made as of November 16, 2007, by Plains All American Pipeline, L.P., a Delaware limited partnership (“Guarantor”), in favor of Bank of America, N.A., as administrative agent for Lenders, as such term is defined in the Credit Agreement described below (in such capacity “Administrative Agent”).
RECITALS:
     1. Plains Marketing, L.P., a Texas limited partnership (“Borrower”), Administrative Agent, and certain financial institutions (“Lenders”), are parties to a Restated Credit Agreement dated as of November 19, 2004, as amended by First Amendment to Restated Credit Agreement dated as of April 20, 2005, Second Amendment to Restated Credit Agreement dated as of May 20, 2005, Third Amendment to Restated Credit Agreement dated as of November 4, 2005, and Fourth Amendment to Restated Credit Agreement dated as of November 16, 2006, and supplemented by that certain Joinder and Supplement dated June 20, 2007 (as heretofore amended, supplemented or restated, the “Original Agreement”).
     2. Borrower, Guarantor, Administrative Agent and Lenders are entering into a Fifth Amendment to Restated Credit Agreement of even date herewith (the Original Agreement, as amended by such Fifth Amendment, and as from time to time amended, supplemented or restated, the “Credit Agreement”).
     3. Pursuant to the Credit Agreement, LC Issuers may issue, and Lenders may participate with respect to, Letters of Credit issued for the account of Borrower, Lenders may advance funds to Borrower, and Borrower has agreed to execute and deliver Notes to evidence such advances.
     4. It is a condition precedent to the issuance of Letters of Credit, and advances of funds pursuant to the Credit Agreement, that Guarantor shall execute and deliver to Administrative Agent a satisfactory guaranty of the Obligations of Borrower.
     5. Guarantor owns, directly or indirectly all of the issued and outstanding partnership interests of Borrower.
     6. The board of directors of Plains All American GP LLC, a Delaware limited liability company and the general partner of Plains AAP, L.P., the general partner of Guarantor, has determined that Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor and are necessary or convenient to the conduct, promotion or attainment of the business of Guarantor.
     NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lenders’ advances of funds to Borrower under the Credit Agreement, LC Issuers’ issuance of Letters of Credit for the account and at the direction of Borrower under the Credit Agreement, and of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to advance funds to Borrower and the LC Issuers to issue Letters of Credit for the account and at the direction of

Borrower under the Credit Agreement, Guarantor hereby agrees with Administrative Agent, for the benefit of Administrative Agent and the other Lender Parties as follows:
AGREEMENTS
     Section 1. Definitions. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings and shall be subject to the same rules of construction and interpretation when used herein as each is, from time to time, given, construed or interpreted in the Credit Agreement. All references herein to any Loan Document or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:
     “Administrative Agent” means the Person who, at the time in question, is the “Administrative Agent” under the Credit Agreement.
     “Obligors” means Borrower, Guarantor and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.
     “Security” means any rights, properties, or interests of any Lender Party under the Loan Documents, which provide recourse or other benefits to any Lender Party in connection with the Obligations or the non-payment or non-performance thereof, including guaranties of the payment of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and other rights provided for thereunder.
     Section 2. Guaranty.
     (a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to each Lender Party the prompt, complete, and full payment when due, and no matter how the same shall become due, of all Obligations of Borrower, including but not limited to:
     (i) all LC Obligations of Borrower, including all obligations of Borrower to make reimbursements and other payments to any LC Issuer and to Lender Parties in respect of Letters of Credit issued at the direction of and for the account of Borrower pursuant to the Credit Agreement; and
     (ii) the Notes of Borrower, including all principal, all interest thereon and all other sums payable thereunder; and
     (iii) all other sums payable by Borrower under the other Loan Documents, whether for principal, interest, fees or otherwise; and
     (iv) any and all other indebtedness, obligations or liabilities which may at any time be owed to any Lender Party by Borrower, whether incurred heretofore or hereafter or concurrently herewith, under or pursuant to any of the Loan Documents, and including interest, attorneys’ fees and collection costs as may be provided by law or in any instrument evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.
     (b) If Borrower shall for any reason fail to pay any Obligation, described in Section 2(a), as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Administrative Agent, pay such Obligation in full to Administrative Agent for the benefit of each Lender Party to whom such Obligation is owed.
     (c) If Guarantor fails to pay any obligation as described in the immediately preceding subsections (a) or (b), Guarantor will incur the additional obligation to pay to Lender Parties, and Guarantor will forthwith upon demand by Administrative Agent pay to Lender Parties, the amount of any and all expenses, including reasonable fees and disbursements of Lender Parties’ counsel and of any experts or agents retained by Lender Parties, which Lender Parties may incur as a result of such failure.
     (d) As between Guarantor and Lender Parties, this Guaranty shall be considered a primary and liquidated liability of Guarantor.
     (e) No past, present or future director, officer, partner, employee, incorporator, manager, stockholder, unitholder or member of Guarantor, Plains AAP, L.P. or Plains All American GP LLC shall have any liability for any Obligations arising under or by virtue of this Guaranty, including the Obligations described in Section 2(a) hereof, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Lender Party waives and releases all such liability. The waiver and release are part of the consideration for the making of the Notes and this Guaranty.
     Section 3. Unconditional Guaranty.
     (a) No action which any Lender Party may take or omit to take in connection with any of the Loan Documents (other than as required by Section 11), any of the Obligations (or any other indebtedness owing by Borrower to any Lender Party), or any Security, and no course of dealing of any Lender Party with any Obligor or any other Person, shall release or diminish Guarantor’s obligations, liabilities or agreements hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against any Lender Party, regardless of whether any such action or inaction may increase any risks to or liabilities of any Lender Party or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, Guarantor hereby expressly agrees that Administrative Agent and the other Lender Parties may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:
     (i) Amend, change or modify, in whole or in part, any one or more of the Loan Documents (except an amendment to a Loan Document to which Guarantor is a party to the extent such amendment requires the consent of Guarantor) and give or refuse to give any waivers or other indulgences with respect thereto.

     (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Loan Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Loan Documents.
     (iii) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).
     (iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Loan Documents.
     (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect any Lender Party’s rights in any or all Security.
     (vi) Discharge, release, substitute or add Obligors.
     (vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as provided in the Credit Agreement, without in any way being required to marshall Security or assets or otherwise to apply all or any part of such monies upon any particular Obligations.
     (b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor’s obligations, liabilities or agreements hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against any Lender Party, other than the complete and final payment of the Obligations and the termination of all Letters of Credit and of all commitments of the Lender Parties under the Credit Agreement. Without limiting the foregoing, the obligations, liabilities and agreements of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Guarantor:
     (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

     (ii) The failure by any Lender Party to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.
     (iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to any Lender Party.
     (iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Loan Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.
     (v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor or any Lender Party.
     (vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.
     (vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.
     (c) Administrative Agent and the other Lender Parties may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Administrative Agent or any other Lender Party may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.
     (d) If any payment to Administrative Agent or any other Lender Party by any Obligor is held to constitute a preference or a voidable transfer under applicable state, provincial, or federal laws, or if for any other reason Administrative Agent or any other Lender Party is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Administrative Agent or such other Lender Party shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Administrative Agent or such other Lender Party on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and rights so transferred shall there upon revert to and be vested in Administrative Agent and the other Lender Parties.

     (e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.
     Section 4. Waiver. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Loan Documents:
     (a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Administrative Agent nor any other Lender Party shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Administrative Agent and each other Lender Party is hereby authorized to assume that Guarantor, by virtue of its relationships with Borrower which are independent of this Guaranty, has full and complete knowledge of such matters whenever any other Lender Party extends credit to Borrower or take any other action which may change or increase Guarantor’s liabilities or losses hereunder).
     (b) notice that Administrative Agent, any other Lender Party, any Obligor, or any other Person has taken or omitted to take any action under any Loan Document or relating to any Obligation.
     (c) except as provided in Section 2(b), demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.
     (d) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.
     Section 5. Exercise of Remedies. Administrative Agent and each other Lender Party shall have the right to enforce, from time to time, in any order and at Administrative Agent’s or such other Lender Party’s sole discretion, any rights, powers and remedies which Administrative Agent or such other Lender Party may have under the Loan Documents or otherwise with respect to the Obligations, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and Guarantor shall be liable to Administrative Agent and each other Lender Party hereunder for any deficiency resulting from the exercise by Administrative Agent or any other Lender Party of any such right or remedy even though any rights which Guarantor may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Administrative Agent and each other Lender Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Administrative

Agent and each other Lender Party hereunder are not conditional or contingent on any attempt by Administrative Agent or any other Lender Party to exercise any of its rights under any other Loan Document against any Obligor or any other Person.
     Section 6. Limited Subrogation. Until all of the Obligations have been paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this Guaranty, and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against Borrower and any right to participate in any Security until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Administrative Agent, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect. If Guarantor shall make payment to Administrative Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Administrative Agent will, at Guarantor’s request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of Administrative Agent (which Administrative Agent may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by Administrative Agent or any other Lender Party, whose ownership has otherwise changed in the course of enforcement of the Loan Documents, or which Administrative Agent otherwise has released or wishes to release from its Obligations.
     Section 7. Successors and Assigns. Guarantor’s rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor. This Guaranty shall apply to and inure to the benefit of Administrative Agent and each other Lender Party and their permitted successors or assigns. Without limiting the generality of the immediately preceding sentence but in accordance with Section 10.5 of the Credit Agreement (and any replacement or successor provisions for the subject matter thereof), Administrative Agent and each other Lender Party may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Administrative Agent and each other Lender Party may assign or otherwise transfer its rights or any portion thereof under any Loan Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Administrative Agent or such other Lender Party hereunder unless otherwise expressly provided by Administrative Agent or such other Lender Party in connection with such assignment or transfer.
     Section 8. [Reserved]

     Section 9. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Administrative Agent and each other Lender Party as follows:
(a)	The Recitals at the beginning of this Guaranty are true and correct in all respects.

(b)	Each of the representations and warranties contained in Article V of the Credit Agreement are true, in so far as they refer to Guarantor, or to the assets, operations, condition, agreements, business or actions of Guarantor, as one of the Restricted Persons, or to the Loan Documents to which Guarantor is a party.
     (c) To the extent of Guarantor’s liabilities hereunder as expressly limited by the terms hereof, and giving effect thereto: (i) Guarantor is not “insolvent” on the date hereof (that is, the sum of Guarantor’s absolute and contingent liabilities (as above so qualified), including the Obligations, does not exceed the fair market value of Guarantor’s assets), (ii) Guarantor’s capital is adequate for the businesses in which Guarantor is engaged and intends to be engaged and (iii) Guarantor has not incurred (whether hereby or otherwise), nor does Guarantor intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.
     Section 10. Covenants. Guarantor hereby agrees to observe and comply with each of the covenants and agreements made in the Credit Agreement, in so far as they refer to Guarantor, or the assets, operations, conditions, agreements, business, or actions of Guarantor, as one of the Restricted Persons, or to the Loan Documents to which Guarantor is a party.
     Section 11. No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Majority Lenders, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     Section 12. Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.
     Section 13. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
     Section 14. Term. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, all Letters of Credit have been terminated, no Lender Party has any obligation to issue any Letters of Credit or make any loans or other advances to Borrower, and the Credit Agreement has been terminated; provided, at any time no

Obligations or Letters of Credit are outstanding and no Lender Party has any obligation to issue any Letter of Credit, participate in any Letter of Credit, or make any loans or other advances to Borrower, Guarantor may by written notice to Administrative Agent terminate this Guaranty, and upon receipt thereof this Guaranty and all of Guarantor’s obligations hereunder shall automatically terminate (and Administrative Agent agrees, at Guarantor’s expense, to promptly provide to Guarantor written confirmation of such termination, but neither any failure to request such confirmation nor the failure to deliver such confirmation shall affect such automatic termination); provided, however, following any termination hereof, this Guaranty shall continue to be subject to reinstatement as provided in Section 3(d) hereof with respect to any payments on Obligations made on or prior to such termination. All extensions of credit and financial accommodations made by Administrative Agent or any other Lender Party to Borrower prior to the termination hereof shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.
     Section 15. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party in the manner provided in the Credit Agreement and shall be deemed to have been given as provided in the Credit Agreement.
     Section 16. Limitation on Interest. Administrative Agent, the other Lender Parties and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.
     Section 17. Loan Document. This Guaranty is a “Loan Document”, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing it.
     Section 18. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.
     SECTION 19. GOVERNING LAW. THIS GUARANTY IS TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST SUCH GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, GUARANTOR ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. GUARANTOR AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID

COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 80 STATE STREET, ALBANY, NEW YORK 12207, AS AGENT OF GUARANTOR TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST GUARANTOR WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO GUARANTOR AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT, BUT THE FAILURE OF GUARANTOR TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. GUARANTOR SHALL FURNISH TO LENDER PARTIES A CONSENT OF CORPORATION SERVICE COMPANY AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS GUARANTY. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CORPORATION SERVICE COMPANY SHALL RESIGN OR OTHERWISE CEASE TO ACT AS GUARANTOR’S AGENT, GUARANTOR HEREBY IRREVOCABLY AGREES TO (a) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO ADMINISTRATIVE AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CORPORATION SERVICE COMPANY FOR ALL PURPOSES HEREOF AND (b) PROMPTLY DELIVER TO ADMINISTRATIVE AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO ADMINISTRATIVE AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.
     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PLAINS AAP, L.P.,
its general partner

By:	PLAINS ALL AMERICAN GP LLC,
its general partner

By:	/s/ Al Swanson

Al Swanson
Senior Vice President-Finance and Treasurer